Exhibit 99.1

[HOST MARRIOTT LETTERHEAD APPEARS HERE]

Contact:	Gregory J. Larson
Senior Vice President Investor Relations
240-744-5120

HOST MARRIOTT CORPORATION ANNOUNCES THE CLOSING ON THE ACQUISITION OF THE HYATT REGENCY MAUI RESORT

BETHESDA, MD, November 13, 2003 – Host Marriott Corporation (NYSE:HMT) today announced the closing on the acquisition of the 806-room Hyatt Regency Maui Resort and Spa under an agreement previously announced by Host Marriott Corporation on October 14, 2003. The purchase price was $321 million or $398,000 per room. The seller is an affiliate of Blackstone Real Estate Advisors.

Host Marriott is a fortune 500 lodging real estate Company, which owns 121 upscale and luxury full-service hotel properties primarily operated under Marriott, Ritz-Carlton, Four Seasons, Hyatt and Hilton brand names.

###